                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 29549

                                   FORM 8-K


                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (date of earliest event reported)

                                 July 24, 2000
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                         Commission File Number 1-3229

                         NORTHROP GRUMMAN CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                                            No. 95-1055798
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                             Identification No.)


              1840 Century Park East, Los Angeles, California 90067
                    (address of principal executive offices)

                                 (310) 553-6262

              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)
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NORTHROP GRUMMAN CORPORATION

Item 2. Acquisition or Disposition of Assets

Effective July 24, 2000, Northrop Grumman Corporation ("Northrop Grumman" or "Registrant") completed the sale of its commercial aerostructures business ("Aerostructures") to The Carlyle Group, pursuant to an Asset Purchase Agreement dated as of June 9, 2000 between Northrop Grumman and Vought Aircraft Industries, Inc., an entity owned by The Carlyle Group.

          Aerostructures is a unit of Northrop Grumman Corporation (Northrop) and is not a separate legal entity. Aerostructures is a major producer of commercial and military aircraft subassemblies. The majority of Aerostructures products are sold to The Boeing Company (Boeing) and, for military contracts, ultimately to the U.S. Government.

          Aerostructures manufactures portions of the Boeing 737, 747, 757, 767 and 777 jetliners, of the Gulfstream IV and V business jets, and of the Boeing C-17 military transport. Aerostructures produces the fuselage and aft body section for the 747 as well as cargo and passenger doors, the vertical and horizontal body stabilizers, floor beams and other structural components. The majority of the Boeing jetliner work is performed at production sites in Hawthorne, California; Grand Prairie, Texas; Perry and Milledgeville, Georgia; and Stuart, Florida.

          Aerostructures manufactures engine nacelles for the Gulfstream IV and other business jets and produces the integrated wings for Gulfstream's newest business jet, the Gulfstream V. Aerostructures also produces the empennage, engine nacelles, and control surfaces for the C-17, the U.S. Airforce's most advanced airlifter. This work is primarily performed at the Grand Prarie, Texas, and Stuart, Florida facilities. The assets sold include real property, plant and equipment as well as inventory on hand, work in process and accounts receivable.

          The purchase price was composed of $667.7 million in cash and a promissory note for $175 million, maturing in nine years, with interest payable in kind for four years and interest payable in kind or cash thereafter. The purchase price and form of consideration were negotiated between the parties and their independent advisors at arms' length.

          Registrant is informed and believes that The Carlyle Group, founded in 1987, is a private global investment firm based in Washington, D.C. that originates, structures and acts as lead equity investor in management-led buyouts, private placements and venture capital transactions.

          The Carlyle Group and Northrop Grumman may enter into bonafide arm's length agreements to purchase or sell businesses or assets to each other or affiliates. Northrop Grumman acquired an interest in the Grand Prarie, Texas facility, including the C-17 business, from The Carlyle Group in 1994. There are no material relationships between The Carlyle Group and Registrant, its a ffiliates, any director or officer of Registrant, or to the best of Registrant's knowledge, any associate of any such director or officer.

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NORTHROP GRUMMAN CORPORATION

Item 5.  Other Events

     Effective July 24, 2000, Northrop Grumman Corporation completed the sale of its Aerostructures business. Northrop Grumman's consolidated financial statements have been restated to reflect the Aerostructures business as discontinued operations and are included as Exhibits 99 and 99.1 to this Form 8-K.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits
          99 Unaudited consolidated financial statements of Northrop Grumman Corporation as of March 31, 2000 and for the quarter then ended and Management's Discussion and Analysis of the Company's Financial Condition and the Results of Operations.

          99.1 Audited consolidated financial statements of Northrop Grumman Corporation as of December 31, 1999 and
                1998 and for each of the three years in the period ended December 31, 1999 and Management's Discussion and Analysis of the Company's Financial Condition and the Results of Operations and Financial Statement Schedule.

          99.2 Asset Purchase Agreement dated as of June 9, 2000 between Northrop Grumman Corporation and Vought Aircraft Industries, Inc.

          99.3  Employee Matters Agreement

          99.4 Promissory Note for $175 million from Vought Aircraft Industries, Inc.

          15 Letter from Independent Accountants Regarding Unaudited Interim Financial Information

          23    Independent Auditors' Consent

          27    Financial Data Schedule

          27    Financial Data Schedule



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NORTHROP GRUMMAN CORPORATION





                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                     NORTHROP GRUMMAN CORPORATION
                                            (Registrant)


Date:    August 8, 2000            By __________________________
                                         R. B. Waugh, Jr.
                                    Corporate Vice President and Chief
                                    Financial Officer





Date:    August 8, 2000            By __________________________
                                           John H. Mullan
                                     Corporate Vice President and Secretary


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